Exhibit 99.1

MySize Announces $2.5 Million Private Placement Priced At-the-Market Under Nasdaq Rules

AIRPORT CITY, Israel, Sept. 15, 2026 -- MySize, Inc. (NASDAQ: MYSZ) (“MySize” or the “Company”), a global provider of AI-driven retail technology solutions, today announced that it has entered into definitive agreements for the issuance and sale of 1,308,901 of its shares of common stock (or pre-funded warrants in lieu thereof) at a purchase price of $1.91 per share (or pre-funded warrant) in a private placement priced at-the-market under Nasdaq rules. In addition, the Company has agreed to issue in the offering unregistered Series C warrants to purchase up to an aggregate of 1,308,901 shares of common stock and Series D warrants to purchase up to an aggregate of 1,308,901 shares of common stock. The aggregate gross proceeds to the Company from the offering are expected to be approximately $2.5 million. The offering is expected to close on or about September 16, 2026, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

Each series of warrants will have an exercise price of $1.66 per share and will be exercisable immediately upon issuance. The Series C warrants have a term of five years from the effective date of the Resale Registration Statement (as defined below) and the Series D warrants have a term of 18 months from the effective date of the Resale Registration Statement.

My Size currently intends to use the net proceeds from the offering for general corporate purposes, including working capital.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About My Size, Inc.

MySize, Inc. (Nasdaq: MYSZ) operates technology and commerce businesses serving the fashion and retail industries, including AI-enabled sizing solutions, e-commerce, second-hand fashion and brand distribution. The Company is pursuing a strategy to expand into defense technology through selective acquisitions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements concerning market and other conditions, the timing and completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering.

Forward-looking statements can be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “should,” “could,” “might,” “seek,” “target,” “will,” “project,” “continue” and similar expressions or the negative of such terms. These forward-looking statements are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Many factors could cause the Company’s actual activities or results to differ materially from the activities and results anticipated in forward- looking statements, including, but not limited to, the following: the Company’s ability to identify suitable acquisition targets and evaluate potential acquisition opportunities; the Company’s ability to negotiate and enter into definitive agreements on acceptable terms or complete any proposed acquisition; the availability, timing and cost of financing and the potential dilution to existing stockholders resulting from equity or equity-linked financings; the Company’s ability to obtain required Nasdaq, corporate, stockholder and regulatory approvals; the Company’s ability to successfully consummate and integrate acquired businesses and realize anticipated operational, strategic or financial benefits; risks associated with expanding into the defense technology sector, including its limited operating experience in that industry; export controls, licensing requirements, government contracting regulations and other legal and regulatory restrictions applicable to defense technology businesses; the Company’s ability to retain key personnel and attract additional management and technical talent; competition for acquisition opportunities and changes in market conditions; general economic, geopolitical and capital markets conditions; and the possibility that the Company’s acquisition strategy, diversification efforts or anticipated growth opportunities may not be successfully implemented or may not result in increased stockholder value.

Other risks include the Company’s liquidity and additional capital requirements, its ability to continue as a going concern and maintain compliance with Nasdaq listing requirements, and the risks described in its filings with the U.S. Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. Readers are urged to review the Company’s filings with the SEC for a more complete discussion of these and other risks and uncertainties.

There can be no assurance that the Company will complete any acquisition or successfully implement the strategy described in this release. Forward-looking statements speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Oren Elmaliah, CFO

ir@mysizeid.com